EXHIBIT 10.23

Page

1.	AGREEMENT TO PURCHASE AND SELL STOCK	1

(a)	Authorization	1
(b)	Agreement to Purchase and Sell Securities	1
(c)	Use of Proceeds	1

2.	CLOSING	1

(a)	Closing	1
(b)	Delivery	2

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2

(a)	Organization Good Standing and Qualification	2
(b)	Capitalization	2
(c)	Subsidiaries	3
(d)	Due Authorization	3
(e)	Valid Issuance of Stock	3
(f)	Governmental Consents	3
(g)	Non-Contravention	4
(h)	Litigation	4
(i)	Compliance with Law and Charter Documents	4
(j)	SEC Documents	4
(k)	Absence of Certain Changes Since Balance Sheet Date	5
(l)	Intellectual Property	5
(m)	Registration Rights	6
(n)	Title to Property and Assets	6
(o)	Taxes	6
(p)	Insurance	6
(q)	Broker’s or Finder’s Fee	6
(r)	Foreign Corrupt Practices	6
(s)	Employee Benefit Plans	7
(t)	Environmental Compliance	7
(u)	Tax Returns and Payments	7

4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER	7

(a)	Power and Authority	7
(b)	Authorization	8
(c)	Litigation	8
(d)	Purchase for Own Account	8
(e)	Investment Experience	8
(f)	Accredited Purchaser Status	8
(g)	Reliance Upon Purchaser’s Representations	8
(h)	Receipt of Information	8
(i)	HSR Compliance	9
(j)	Forms 13D or 13G	9
(k)	Reporting Obligations Pursuant to Section 16	9

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(Continued)
Page

5.	REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT	9

(a)	Certain Definitions	9
(b)	Company Registration	11
(c)	Expenses of Registration	12
(d)	Registration Procedures	12
(e)	Indemnification	13
(f)	Information by Holder	15
(g)	Restrictions on Transfer	15
(h)	Rule 144 Reporting	16
(i)	Delay of Registration	16
(j)	Transfer or Assignment of Registration Rights	16
(k)	Termination of Registration Rights	16

6.	COVENANTS	16

(a)	Satisfaction of Conditions	16
(b)	Form D; Blue Sky Laws	17
(c)	Expenses	17
(d)	Listing of Conversion Shares	17
(e)	Forms 13D or 13G	17
(f)	Reporting Obligations Pursuant to Section 16	17
(g)	Restricted Securities	17
(h)	Legends	18
(i)	Material Confidential Information	18
(j)	Market-Standoff	19

7.	CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING	19

(a)	Representations and Warranties True	20
(b)	Performance	20
(c)	Compliance Certificate	20
(d)	Opinion of Company Counsel	20
(e)	Absence of Litigation	20
(f)	Proceedings and Documents	20
(g)	Consents	20
(h)	Delivery of the Note	20
(i)	UCC-1 Filings	20
(j)	Other Actions	21

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(Continued)
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8.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING	21

(a)	Representations and Warranties True	21
(b)	Performance	21
(c)	Securities Exemptions	21
(d)	Payment of Purchase Price	21
(e)	Proceedings and Documents	21
(f)	Purchaser Questionnaires	21
(g)	Absence of Litigation	21
(h)	Other Actions	22

9.	RIGHT OF FIRST REFUSAL	24

10.	MISCELLANEOUS	24

(a)	Successors and Assigns	24
(b)	Governing Law	24
(c)	Counterparts	24
(d)	Headings	24
(e)	Notices	24
(f)	Amendments and Waivers	24
(g)	Severability	24
(h)	Entire Agreement	24
(i)	Further Assurances	25
(j)	Meaning of Include and Including and Beneficial Ownership	25
(k)	Stock Splits, Dividends and other Similar Events	25

Schedule A – Schedule of Purchasers
Schedule B – Company Disclosure Schedule
Schedule C – Purchaser’s Disclosure Schedule
Schedule D – Notice and Waiver/Election of Right of First Refusal

Exhibit A – Form of 4.5% Convertible Subordinated Secured Note Due 2013
Exhibit B – Form of Legal Opinion
Exhibit C – Purchaser Questionnaire

Convertible Note Purchase Agreement -2011_(PALIB2_5390848_5).DOC
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Execution Copy

AVISTAR COMMUNICATIONS CORPORATION

CONVERTIBLE NOTE PURCHASE AGREEMENT

Dated as of March 29, 2011

AVISTAR COMMUNICATIONS CORPORATION
CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”) is made and entered into as of March 29, 2011 by and between Avistar Communications Corporation, a Delaware corporation (the “Company”), and the purchaser listed on Schedule A attached hereto (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, a convertible subordinated secured promissory note on the terms and conditions set forth in this Agreement;

WHEREAS, the Company’s obligations under the convertible subordinated secured note will be secured pursuant to the terms of a Security Agreement among the Company and the Purchaser of even date herewith (the “Security Agreement”); and

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL STOCK

(a) Authorization.  The Board of Directors of the Company has authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to $3,000,000 in aggregate principal amount of a 4.5% convertible subordinated secured promissory note due 2013 in the form attached hereto as Exhibit A (the “Note”).

    (b) Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing (as defined below), a Note in the initial principal amount set forth opposite the Purchaser’s name on Schedule A attached hereto.  The purchase price of the Note shall be the principal amount set forth on Schedule A.

                (c) Use of Proceeds.  The Company intends to utilize the net proceeds from the sale of the Note for general corporate purposes and, at the Company’s option, to repay the Company’s obligations, if any, to JPMorgan Chase Bank, N.A. under the Company’s revolving line of credit with such bank.

2. CLOSING

(a) Closing.  The purchase and sale of the Note shall take place, upon the satisfaction of the closing conditions set forth in Sections 7 and 8 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. California time, as soon as practicable but in any event, subject to applicable law, no later than two (2) business days after the last of the conditions set forth in Sections 7 and 8 hereof has been satisfied, or at such other time and place as the Company and the Purchaser mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  The date of such Closing is referred to herein as the “Closing Date.”

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       (b) Delivery.  At the Closing or promptly thereafter, the Company shall issue to the Purchaser, against delivery of payment of the amount set forth opposite the Purchaser’s name on Schedule A, a signed original Note issued in the name of the Purchaser, with the initial principal amount set forth opposite the Purchaser’s name on Schedule A and bearing the legend set forth in Section 6(h) herein and such other legends as may be contemplated by this Agreement.  Closing documents may be delivered by facsimile.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Purchaser that the statements in this Section 3 are true and correct, except as set forth in the Company Disclosure Schedule attached hereto as Schedule B (the “Disclosure Schedule”) and delivered to the Purchaser concurrently herewith:

       (a) Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (a) carry on its business as presently conducted and (b) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, prospects, financial condition or results of operations of the applicable party and its subsidiaries, taken as a whole.

       (b) Capitalization.  The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows.  As of December 31, 2010, the authorized stock of the Company consisted of (i) 250,000,000 shares of Common Stock, of which 39,121,360 shares were issued and outstanding; and (ii) 10,000,000 shares of Preferred Stock, none of which were issued and outstanding.  All such shares of Common Stock and Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, and are fully paid and nonassessable.  No such outstanding shares of Common Stock were issued in violation of any pre-emptive rights.

        As of December 31, 2010, the Company had also reserved (net of exercises and purchases): (i) 2,914,209 shares of Common Stock for issuance upon exercise of options granted under the Company’s 2000 Stock Option Plan; (ii) 1,148,660 shares of Common Stock for issuance to employees of the Company under the Company’s 2010 Employee Stock Purchase Plan; (iii) 6,878,108 shares of Common Stock for issuance upon exercise of options and vesting of restricted stock units granted under the Company’s 2009 Equity Incentive Plan; (iv) 2,746,474 shares of Common Stock available for future grants of options, restricted stock units, restricted stock etc under the Company’s 2009 Equity Incentive Plan; and (v) 607,500 shares of Common Stock for issuance upon exercise of options granted under the Company’s 2000 Director Option Plan (the 2000 Stock Option Plan, the 2009 Equity Incentive Plan and the 2000 Director Option Plan, collectively, the “Company’s Stock Option Plans”).  All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.  Except as provided in this Agreement, and except for the (i) shares of Common Stock subject to outstanding options issued under the Company’s Stock Option Plans and 2010 Employee Stock Purchase Plan, and (ii) shares of Common Stock reserved for future issuance pursuant to the Company’s Stock Option Plans and 2010 Employee Stock Purchase Plan, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

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       (c) Subsidiaries.  Except for Avistar Systems U.K. Limited, the Company does not have any subsidiaries, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, or any outstanding loan or advance to or from, any person or entity.

       (d) Due Authorization.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Note and the Security Agreement (collectively, the “Transaction Documents”) and the authorization, issuance, reservation for issuance and delivery of the Note being sold under this Agreement and the shares of Common Stock issuable upon conversion of the Note (the “Conversion Shares”) have been taken, and the Transaction Documents constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

       (e) Valid Issuance of Stock.  The Note, upon payment therefor by the Purchaser in accordance with this Agreement, and the Conversion Shares, upon their issuance in accordance with the Note, will be duly authorized, validly issued, fully paid and non-assessable.

       (f) Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance of the Note and the Conversion Shares to the Purchaser, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a Form D with respect to the Note as required by Regulation D promulgated under the Securities Act, and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

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       (g) Non-Contravention.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Note and the Conversion Shares), do not: (i) contravene or conflict with the Amended and Restated Certificate of Incorporation or Bylaws of the Company, each as amended; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected.

       (h) Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened: (a) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company, that, if determined adversely to the Company, is reasonably likely to have a Material Adverse Effect on the Company, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including issuance of the Note and the Conversion Shares).  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably likely to have a Material Adverse Effect on the Company.  No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on the Company.

       (i) Compliance with Law and Charter Documents.  The Company is not in violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws.  The Company has complied in all respects and is in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, including without limitation, laws, rules, regulations or orders relating to the export or import of goods as technology, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

       (j) SEC Documents.

(1) Reports.  The Company has made available to the Purchaser prior to the date hereof a draft copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and copies of its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2010, its Current Reports on Form 8-K filed since such report on Form 10-Q (the Form 10-K, Form 10-Q and Form 8-Ks are collectively referred to herein as the “SEC Documents”).  Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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(2) Financial Statements.  The financial statements of the Company in the SEC Documents present fairly, in accordance with generally accepted accounting principles (“GAAP”), the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the period therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

       (k) Absence of Certain Changes Since Balance Sheet Date.  Since December 31, 2010, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

(i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company’s capital stock, other than the repurchase of Common Stock acquired upon the exercise of stock options from former employees or consultants of the Company pursuant to existing contractual agreements;

(ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;

(iii) any waiver by the Company of a valuable right or of a material debt owed to it;

(iv) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(v) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on the Company.

       (l) Intellectual Property.  The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, “Intellectual Property”), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess would not result, either individually or in the aggregate, in a Material Adverse Effect on the Company.  The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect on the Company, and to the Company’s knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.  The Company has entered into proprietary rights agreements with its key employees to protect its Intellectual Property.  The Company has not received notice that any of its employees is infringing the proprietary rights of others.  Section 3(l) of the Disclosure Schedule contains a complete and accurate list of the registered patents, trademarks, copyrights and domain names owned by the Company and their respective expiration dates, if applicable.

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       (m)  Registration Rights.  Except as contemplated by Section 5 herein, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

       (n) Title to Property and Assets.  Except as set forth in the Fourth Amended and Restated Security Agreement between the Company and JPMorgan Chase Bank, N.A. dated January 11, 2010, the properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and for which adequate reserves have been created and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

       (o) Taxes.  The Company has filed all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof or requested available extensions thereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

       (p) Insurance.  The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

       (q) Broker’s or Finder’s Fee.  No agent, broker, person or firm acting on behalf of the Company or any of the Company’s subsidiaries is, or will be, entitled to any fee, commission or brokers or finder’s fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

       (r) Foreign Corrupt Practices.  Neither the Company nor any director, officer, employee, agent or other person acting on behalf of the Company, nor any subsidiary of the Company, has, in the course of that person’s actions for, or on behalf of, the Company, (a) used any corporate assets for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental official or employee.

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       (s) Employee Benefit Plans.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

       (t) Environmental Compliance.  The Company has operated its business in material compliance with all applicable foreign, federal, state or local laws relating to the protection of human health and the environment (“Environmental Laws”).  The Company has all the material permits required under applicable Environmental Laws for the conduct of its business and for the operations on, in or at it places of businesss (the “Environmental Permits”) and the Company is in material compliance with the terms and conditions of all such Environmental Permits.  There exists no environmental condition that requires reporting, investigation, assessment, cleanup, remediation or any other type of response action pursuant to any Environmental Law or that could be the basis for any material liability of the Company pursuant to any Environmental Law.

       (u) Tax Returns and Payments.  The Company has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has made adequate provisions on its books of account for all taxes, assessments, and governmental charges with respect to its business, properties, and operations. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASER.  The Purchaser hereby represents and warrants to the Company, and agrees that:

       (a) Power and Authority.  The Purchaser has all requisite authority, including all trustee, corporate, membership or partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

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       (b) Authorization. The execution of this Agreement has been duly authorized by all necessary trustee, corporate, membership or partnership action on the part of the Purchaser.  This Agreement constitutes the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

       (c) Litigation.  There is no Action pending against the Purchaser that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

       (d) Purchase for Own Account.  The Note being acquired by the Purchaser is being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Note and that, as of the date hereof, and except as disclosed in the Purchaser’s public filings with the SEC or in Schedule C to this Agreement, it is not the beneficial owner of any shares of Common Stock of the Company.

       (e) Investment Experience.  The Purchaser understands that the purchase of the Note involves substantial risk.  The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Note and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Note and protecting its own interests in connection with this investment.

       (f) Accredited Purchaser Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

       (g) Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Note to it and the issuance of Common Stock to the Purchaser in the event of conversion of the Note will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and that the Company’s reliance on such exemptions is based on the Purchaser’s representations set forth herein.

       (h) Receipt of Information.  The Purchaser has had an opportunity review the SEC Documents and to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Note and the Conversion Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Note.

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       (i) HSR Compliance.

(i) The Purchaser is its own “ultimate parent entity” as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

(ii) The Purchaser will hold less than $50,000,000 in voting securities of the Company following execution of this Agreement and conversion of the Note, as valued under the HSR Act.

       (j) Forms 13D or 13G.  The Purchaser has filed or will file promptly with the SEC any reports regarding its ownership of the Company’s Common Stock as required by Section 13(d) or Section 13(g) of the Exchange Act and the rules and regulations promulgated thereunder.  If the Purchaser is required to file such SEC reports regarding its ownership of the Company’s Common Stock, the Purchaser will fully and accurately reflect the purchase of the Note by the Purchaser.

       (k) Reporting Obligations Pursuant to Section 16.  The Purchaser has filed or will file promptly with the SEC any reports required to be filed pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder by the Purchaser within the time such filings are required to be made.

5. REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

       (a) Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(ii) “Holder” shall mean the Purchaser or any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5(j) of this Agreement.

(iii) “Indemnified Party” shall have the meaning set forth in Section 5(e)(iii) hereto.

(iv) “Indemnifying Party” shall have the meaning set forth in Section 5(e)(iii) hereto.

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(v) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(vi) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been or will be granted.

(vii) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Note issued pursuant to this Agreement and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(viii) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(ix) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of a single law firm acting as counsel for the Holders, Blue Sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(x) “Restricted Securities” shall mean any Registrable Securities required to bear the legend set forth in Section 6(h) hereof.

(xi) “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(xii) “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC

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(xiii) “Rule 415” shall mean Rule 415 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(xiv) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder other than the single counsel representing all Holders pursuant to subsection (ix) above.

        (b) Company Registration.

(i) Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(1) promptly give written notice of the proposed registration to all Holders; and

(2) use its commercially reasonable efforts to include in such registration (and any related qualification under Blue Sky laws or other compliance), except as set forth in Section 5(b)(ii) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.

(ii) Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(b)(i).  In such event, the right of the Holder to registration pursuant to this Section 5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.  Notwithstanding any other provision of this Section 5(b), if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account; (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such persons, assuming conversion; and (iii) third, to the holders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such persons.  The Registrable Securities, Other Shares or other securities so excluded shall also be withdrawn from such registration.  If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  If shares are so withdrawn from the registration and if the number of shares of Registrable Securities and Other Shares to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

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(iii) Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

       (c) Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to this Section 5 shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares so registered.

       (d) Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 5, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will use its commercially reasonable efforts to:

(i) Keep such registration effective for a period ending on the earlier of the date which is one hundred and twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (i) above;

(iii) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

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(iv) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(vi) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system such as the Nasdaq on which similar securities issued by the Company are then listed, if any; and

(vii) In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 5, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

       (e) Indemnification.

(i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, or any person controlling such Holder, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 5(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

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(ii) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of such Holder’s directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 5(e) exceed the net proceeds from the offering received by such Holder.

(iii) Each party entitled to indemnification under this Section 5(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5(e), to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(iv) If the indemnification provided for in this Section 5(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

       (f) Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 5.

       (g) Restrictions on Transfer.  The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5(g).  Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 5, and (y) such transfer complies in all respects with Section 6(g).

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       (h) Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

       (i) Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

       (j) Transfer or Assignment of Registration Rights.  The rights to cause the Company to register securities granted to a Holder by the Company under this Section 5 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 5(g) hereof and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 5(g).

       (k) Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration pursuant to this Section 5 shall terminate on the earlier of (i) such date on which all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) three (3) years after the Closing Date.

6. COVENANTS.

       (a) Satisfaction of Conditions.  The parties shall use their best efforts to satisfy in a timely manner each of the conditions set forth in Section 7 and Section 8 of this Agreement.

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       (b) Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Note as required under Regulation D and to provide upon request a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Note and the Conversion Shares for sale to the Purchaser pursuant to this Agreement and under the Securities Act, the Exchange Act and applicable securities or Blue Sky laws of the states of the United States or obtain exemption therefrom, and shall provide upon request evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

       (c) Expenses.  All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

       (d) Listing of Conversion Shares.  The Company shall use its best efforts to cause the Conversion Shares to be authorized for quotation or listing on the Nasdaq or such other automated quotation system or securities exchange on which similar securities issued by the Company are then listed, if any.

       (e) Forms 13D or 13G.  The Purchaser shall, when and as required, file with the SEC any reports regarding its ownership of the Company’s Common Stock as required by Section 13(d) or Section 13(g) of the Exchange Act and the rules and regulations promulgated thereunder.

       (f) Reporting Obligations Pursuant to Section 16.  The Purchaser shall, when and as required, file with the SEC any reports required to be filed pursuant to Section 16(a) of the Exchange Act, and the rules and regulations promulgated thereunder, by the Purchaser, its officers, directors, employees or Affiliates within the time such filings are required to be made and to provide the Company with a copy of all such filings promptly thereafter.

       (g) Restricted Securities.  The Purchaser may not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Note or the Conversion Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Note or the Conversion Shares, as applicable, may be made without registration under the Securities Act, or (iii) the Purchaser provides the Company with an opinion of counsel that (A) the Purchaser is or is not an “affiliate” for purposes of Rule 144, and (B) the Note or the Conversion Shares, as applicable, can be sold pursuant to Rule 144 under the Securities Act.  Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Note and the Conversion Shares to its Affiliates (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act; provided that such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement (and any such Affiliate will following any such transfer be considered a “Purchaser” hereunder for all purposes).

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       (h) Legends.  The Purchaser agrees that Note and the certificates for the Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agents with respect to the Note and the Conversion Shares.  The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as described in Section 6(g) or otherwise as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

       (i) Material Confidential Information.

(i) In connection with the Purchaser’s decision-making with respect to their acquisition or conversion of the Note the Company may furnish to the Purchaser and its officers, directors, employees and agents, if applicable (collectively referred to as “Purchaser and Agents”) financial and other information which has not theretofore been made available to the public (“Material Confidential Information”).  The Purchaser and Agents shall treat all such Material Confidential Information in accordance with the provisions of this Agreement and agree to take or abstain from taking certain other actions herein set forth.  The term “Material Confidential Information” does not include information which (i) was already in the Purchasers’ or Agents’ possession prior to the disclosure by the Company of the Material Confidential Information, provided that such information is not known by the Purchaser and Agents to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (ii) becomes generally available to the public other than as a result of disclosure by the Purchasers or Agents or (iii) becomes available to Purchaser and Agents on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known to the Purchasers or Agents to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.  The Purchaser agrees that the Company’s Material Confidential Information, including, without limitation, the Company’s financial condition and the progress and conduct of the Company’s business and operations, will be used solely for the purpose of monitoring the Purchaser’s holdings of the Note, the conversion of the Note, and monitoring of the Purchaser’s holding of the Conversion Shares.  The Purchaser also agrees that the Purchaser and Agents will not disclose any of the Company’s Material Confidential Information now or hereafter received or obtained from the Company or its representatives to any third party or otherwise use or permit the use of the Material Confidential Information, except as permitted herein or as required by applicable law or legal process, without the prior written consent of the Company; provided, however, that any such Material Confidential Information of the Company may be disclosed to such of the Purchaser’s representatives who need to know such information for the purpose of monitoring the Purchaser’s investment in the Note and the Conversion Shares, in which case it is understood that the Purchaser’s representatives, directors, officers, employees, agents and advisors, if applicable, shall be informed by the Purchaser of the confidential nature of such information and shall be directed by the Purchaser to treat such information confidentially.  In the event that the Purchaser and Agents or any of their representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or rules and regulations under the federal securities laws or similar process) to disclose any of the Material Confidential Information, the Purchaser and Agents shall provide the Company with prompt prior written notice of such requirement prior to such disclosure.  In the event that a protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, Purchaser agrees to furnish only that portion of the Material Confidential Information which Purchaser is legally required to furnish and, where appropriate, to exercise the Purchaser’s and Agents’ reasonable efforts to obtain assurances that confidential treatment will be accorded such Material Confidential Information.

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       (j) Market-Standoff.  Subject to the rights of the Purchaser set forth in Section 5, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, the Purchaser shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Purchaser (other than those included in the registration) during the ninety (90)  day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements.  The obligations described in this Section 6(j) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such ninety (90) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 6(j).

7. CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING.  The obligations of the Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, at or before the Closing, of each of the following conditions:

       (a) Representations and Warranties True.  Except as set forth in the Disclosure Schedule, each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the Closing.

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       (b) Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

       (c) Compliance Certificate.  The Company will have delivered to the Purchaser at the Closing a certificate signed on its behalf by its Chief Financial Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.

       (d) Opinion of Company Counsel. The Purchaser will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, in the form attached as Exhibit B.

       (e) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

       (f) Proceedings and Documents  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchaser and to the Purchaser’s legal counsel, and the Purchaser will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

       (g) Consents.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the performance by the Company of its obligations pursuant to the Transaction Documents, including the consent and waiver of JPMorgan Chase Bank, N.A. in form and substance reasonably satisfactory to the Purchaser.

       (h) Delivery of the Note.  The Company shall have delivered to the Purchaser, against delivery of payment of the amount set forth opposite the Purchaser’s name on Schedule A, a signed original Note issued in the name of the Purchaser, with the initial principal amount set forth opposite the Purchaser’s name on Schedule A.

       (i) UCC-1 Filings.  UCC-1 financing statements evidencing the security interests granted to the Purchaser pursuant to the Security Agreement, in form and substance reasonably satisfactory to the Purchaser, shall have been filed with the Secretary of State for the State of Delaware.

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       (j) Other Actions.  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchaser in connection with the transactions contemplated hereby.

8. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.  The obligations of the Company to the Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

       (a) Representations and Warranties True.  The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof, and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

       (b) Performance.  The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

       (c) Securities Exemptions.  The offer and sale of the Note to the Purchaser pursuant to this Agreement and the issuance of the Conversion Shares pursuant to the Note shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

       (d) Payment of Purchase Price.  The Purchaser shall have delivered to the Company same day funds in full payment of the purchase price as specified in Section 1(b).

       (e) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company’s legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

       (f) Purchaser Questionnaires.  Unless waived by the Company, the Purchaser shall have executed and delivered to the Company a Purchaser Questionnaire, in the form attached hereto as Exhibit C, pursuant to which the Purchaser shall provide information necessary to confirm the Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act).

       (g) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

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       (h) Other Actions.  The Purchaser shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

9. RIGHT OF FIRST REFUSAL

The Company hereby grants to the Purchaser because it purchased the aggregate principal amount of $3,000,000 pursuant to this Agreement, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 9) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. The Purchaser’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock issued upon conversion of the Note purchased by the Purchaser, as determined immediately prior to the issuance of New Securities, to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Note).  If the Purchaser has not converted all or part of its Note to Common Stock prior to the issuance of New Securities, it shall not be entitled to any right of first refusal pursuant to this Section 9 with respect to such New Securities.

       (i) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(1) the Note and the Conversion Shares;

(2) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company;

(3) securities issued pursuant to the conversion or exercise of options, warrants or any other convertible or exercisable securities outstanding as of this date of this Agreement;

(4) securities issued or issuable as a dividend or distribution on Preferred Stock or Common Stock of the Company or pursuant to any stock split or recapitalization of the Company;

(5) securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act;

(6) securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;

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(7) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company;

(8) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company;

(9) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(10) securities of the Company which are otherwise excluded by the affirmative vote or consent of the Purchaser; and

(11) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (1) through (10) above.

(ii) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. The Purchaser shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule D, and stating therein the quantity of New Securities to be purchased.

(iii) In the event the Purchaser fails to exercise fully its right of first refusal within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Purchaser’s right of first refusal option set forth in this Section 9 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Purchaser delivered pursuant to this Section 9.  In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Purchaser in the manner provided in this Section 9.

(iv) The right of first refusal granted under this Agreement shall expire upon the third anniversary of the date of this Agreement.

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10. MISCELLANEOUS.

       (a) Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

       (b) Governing Law.  This Agreement will be governed by and construed under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

       (c) Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

       (d) Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

       (e) Notices.  Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature pages hereto or on Schedule A or at such other address as the Purchaser or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 10(e).

       (f) Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section 10(f) will be binding upon the Purchaser, the Company and their respective successors and assigns.

       (g) Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

       (h) Entire Agreement.  This Agreement, the Note and the Security Agreement together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

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       (i) Further Assurances.  From and after the date of this Agreement upon the request of the Company or the Purchaser, the Company and the Purchaser will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

       (j) Meaning of Include and Including and Beneficial Ownership.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.  For purposes of this Agreement, “beneficial owner,” “beneficially own” and similar words shall have the meaning ascribed to “beneficial owner” in Rule 13d-3 under the Exchange Act.

       (k) Stock Splits, Dividends and other Similar Events.  The provisions of this Agreement (including the number of shares of Common Stock and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

[The balance of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Elias MurrayMetzger
Name:	Elias MurrayMetzger
Title:	Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

[Avistar Convertible Note Purchase Agreement]

THE GERALD J. BURNETT AND MARJORIE J. BURNETT REVOCABLE TRUST FOR THE BENEFIT OF GERALD J. AND MARJORIE J. BURNETT

By:	/s/ Gerald J. Burnett, Marjorie J. Burnett
Name:	Gerald J. Burnett, Marjorie J. Burnett
Title:	Trustees

[Avistar Convertible Note Purchase Agreement]

Schedule A

Schedule of Purchasers

Name of Purchaser	Initial Principal Amount and Purchase Price of Note
The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust for the benefit of Gerald J. and Marjorie J. Burnett c/o Avistar Communications Corp. 1875 South Grant St 10th Floor San Mateo CA US 94402	$3,000,000.00

TOTAL	$3,000,000.00

Schedule B

Company Disclosure Schedule

This Disclosure Schedule is made and given pursuant to Section 3 of the Convertible Note Purchase Agreement, dated as of March 29, 2011 (the “Agreement”), among Avistar Communications Corporation (the “Company”) and the Purchasers listed on Schedule A thereto.  All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided.  The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be readily apparent.

The information contained herein is disclosed solely for the purposes of the Agreement, and no information contained herein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including without limitation, any violation of law or breach of any agreement.  The information contained in this Disclosure Schedule is confidential, proprietary information of the Company, and the Purchaser shall be obligated to maintain and protect such confidential information.

3(g)

Under the Lease Agreement among the Registrant and Crossroads Associates and Clocktower Associates dated December 1, 2006, the Company may not make an assignment or hypothecation without prior written consent.

Under the Company’s Form of Indemnification Agreement, a change in control changes the method of attorney selection in the case of indemnification of the individual by the Company.

Under the Settlement Agreement among the Registrant, Collaboration Properties, Inc. and Polycom, Inc. dated November 12, 2004, the Company may not make an assignment unless in connection with a disposition of all assets.

Under the Patent Cross-License Agreement Among the Company, Collaboration Properties, Inc. and Polycom, Inc. dated November 12, 2004, the Company may not make an assignment without prior written consent.

Under the Patent License Agreement dated May 15, 2006 among the Registrant, Collaboration Properties, Inc., Sony Corporation and Sony Computer Entertainment, Inc., any transfer of certain patents is subject to the granted license as well as the covenant not to sue contained in the agreement.

Under the Patent License Agreement dated February 15, 2007 by and among the Registrant, Collaboration Properties, Inc., Tandberg ASA, Tandberg Telecom AS, and Tandberg, Inc., any assignee must agree in writing to become subject to that agreement.

Under the Patent License Agreement dated May 15, 2007 by and among the Registrant, Avistar Systems (UK) Limited, and Radvision LTD., an assignment may only occur upon the transfer of all assets and written notice.

Patent License Agreement between Avistar Communications Corporation and International Business Machines Corporation dated September 9, 2008, an assignment may only occur if such assignment is made subject to the terms of the Patent License Agreement.

Employment Agreement between Avistar Communications Corporation and Robert Kirk dated July 14, 2009, a change in control would cause 50% of the options granted to accelerate and become fully vested.

3(h) Litigation has been used in the past and may be considered in the future to enforce the Company’s rights pertaining to its intellectual property portfolio.  The entry into litigation to enforce these rights may have a Material Adverse Effect on the Company.

3(l) See attached table for a listing of trademarks and patents.

Patent #	US	Foreign	Patent Title	Filing Date	Priority Date	App #	Family
CA 2,318,395		CA	Multifunction Communication Service Device	07/29/99	01/27/98	2,318,395	“Lensless Cam I”
US 7,738,492	US		Network Communication Bandwidth Management	08/25/08	02/08/08	12/198,085	“Bandwidth Manager I”

3(n) Avistar has granted a security interest to Comerica Bank- California in certain restricted money market accounts maintained by the Company with Comerica Bank – California to secure the Company’s obligations with respect to a letter of credit in the amount of $48,400 issued by such bank to Clemmons Properties Partners L.P.

Schedule C

Purchaser’s Disclosure Schedule

Section 4(d)

The Purchaser beneficially owns 16,414,700 shares of the Company’s Common Stock.

Schedule D

NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Convertible Note Purchase Agreement dated as of March 29, 2011 (the “Agreement”):

1. Waiver of 20 Days’ Notice Period in Which to Exercise Right of First Refusal: (please check only one)

( )	WAIVE in full the 20-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2. Issuance and Sale of New Securities:  (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )
ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by Avistar Communications Corporation, representing less than my pro rata portion of the aggregate of $__________ in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $____________ in New Securities being made available in the financing.

Date: ___________, 20__
                ______________________________________
Signature of Stockholder or Authorized
Signatory

                                ______________________________
Title, if applicable

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Avistar will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

Exhibit A

Form of Convertible Subordinated Secured Note Due 2013

Exhibit B

Form of Legal Opinion

Exhibit C

Purchaser Questionnaire